Exhibit 10.1

EXECUTION VERSION

SPAC STOCKHOLDER SUPPORT AGREEMENT

This SPAC STOCKHOLDER SUPPORT AGREEMENT, dated as of April 30, 2022 (this “Agreement”), is entered into by and among the stockholders listed on Exhibit A hereto (each, a “Stockholder”), CH AUTO Inc., a Cayman Islands exempted company (“Pubco”), CH-AUTO TECHNOLOGY CORPORATION LTD., a company organized under the laws of the People’s Republic of China (the “Company”) and Mountain Crest Acquisition Corp. IV, a Delaware corporation (“SPAC”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, SPAC, Pubco, Ch-Auto Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Pubco (“Merger Sub”), and the Company are parties to that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Merger Agreement”), which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into SPAC (the “Merger”), with the SPAC surviving the Merger as a direct wholly-owned subsidiary of Pubco;

WHEREAS, as of the date hereof, each Stockholder owns the number of shares of SPAC Common Stock set forth on Exhibit A (all such shares, or any successor or additional shares of SPAC of which ownership of record or the power to vote is hereafter acquired by the Stockholder prior to the termination of this Agreement being referred to herein as the “Stockholder Shares”); and

WHEREAS, in order to induce Pubco and the Company to enter into the Merger Agreement, each Stockholder is executing and delivering this Agreement to Pubco and the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Effective Time, and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 9.1 thereof (the “Expiration Time”), each Stockholder, in its capacity as a stockholder of SPAC, agrees that, at the SPAC Stockholder Meeting, at any other meeting of SPAC’s stockholders related to the transactions contemplated by the Merger Agreement (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of SPAC’s stockholders related to the transactions contemplated by the Merger Agreement (the SPAC Stockholder Meeting and all other meetings or consents related to the Merger Agreement, collectively referred to herein as the “Meeting”), such Stockholder shall:

a.	when the Meeting is held, appear at the Meeting or otherwise cause the Stockholder Shares to be counted as present thereat for the purpose of establishing a quorum;

b.	vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Stockholder Shares in favor of each of the SPAC Proposals; and

c.	vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Stockholder Shares against any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of SPAC under the Merger Agreement or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Stockholder contained in this Support Agreement.

The obligations of each Stockholder specified in this Section 1 shall apply whether or not the Merger or any action described above is recommended by SPAC Board.

2. Restrictions on Transfer. Until the Expiration Time, each Stockholder agrees that it shall not, directly or indirectly, sell, assign or otherwise transfer any of the Stockholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in a form reasonably acceptable to Pubco and the Company. SPAC shall not register any sale, assignment or transfer of the Stockholder Shares on SPAC’s transfer (book entry or otherwise) that is not in compliance with this Section 2.

3. No Redemption. Each Stockholder hereby agrees that it shall not redeem, or submit a request to SPAC’s transfer agent or otherwise exercise any right to redeem, any Stockholder Shares.

4. New Securities. During the period commencing on the date hereof and ending on the Expiration Time, in the event that, (a) any shares of SPAC Common Stock or other equity securities of SPAC are issued to any Stockholder after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination, (b) any Stockholder purchases or otherwise acquires beneficial ownership of any shares of SPAC Common Stock or other equity securities of SPAC after the date of this Support Agreement, or (c) any Stockholder acquires the right to vote or share in the voting of any SPAC Common Stock or other equity securities of SPAC after the date of this Support Agreement (such SPAC Common Stock or other equity securities of SPAC, collectively the “New Securities”), then such New Securities acquired or purchased by the relevant Stockholder shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Stockholder Shares as of the date hereof.

5. Consent to Disclosure. Each Stockholder hereby consents to the publication and disclosure in the Form F-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC, Pubco or the Company to any Governmental Authority or to securityholders of SPAC or Pubco) of such Stockholder’s identity and beneficial ownership of Stockholder Shares and the nature of such Stockholder’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by SPAC, Pubco or the Company, a copy of this Support Agreement. Each Stockholder will promptly provide any information reasonably requested by SPAC, Pubco or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

6. No Challenge. Each Stockholder agrees, in its capacity as a stockholder only, not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, Pubco, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

7. Stockholder Representations: Each Stockholder represents and warrants to SPAC, Pubco and the Company, as of the date hereof, that:

a.	such Stockholder has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

b.	such Stockholder has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Support Agreement;

c.	(i) if such Stockholder is not an individual, such Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within the such Stockholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Stockholder and (ii) if such Stockholder is an individual, the signature on this Support Agreement is genuine, and such Stockholder has legal competence and capacity to execute the same;

d.	this Support Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

e.	the execution and delivery of this Support Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Stockholder, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Stockholder of its obligations under this Support Agreement;

f.	there are no Proceedings pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Stockholder of such Stockholder’s obligations under this Support Agreement;

g.	no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by the Stockholder or, to the knowledge of such Stockholder, by SPAC;

h.	such Stockholder has had the opportunity to read the Merger Agreement and this Support Agreement and has had the opportunity to consult with such Stockholder’s tax and legal advisors;

i.	such Stockholder has not entered into, and shall not enter into, any agreement that would prevent such Stockholder from performing any of such Stockholder’s obligations hereunder;

j.	such Stockholder has good title to the Stockholder Shares opposite such Stockholder’s name on Exhibit A, free and clear of any Liens other than Permitted Liens, and such Stockholder has the sole power to vote or cause to be voted such Stockholder Shares; and

k.	the Stockholder Shares opposite such Stockholder’s name on Exhibit A are the only shares of SPAC Common Stock owned of record or beneficially owned by the Stockholder as of the date hereof, and none of such Stockholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Stockholder Shares that is inconsistent with such Stockholder’s obligations pursuant to this Support Agreement.

8. Damages; Remedies. Each Stockholder hereby agrees and acknowledges that (a) SPAC, Pubco and the Company would be irreparably injured in the event of a breach by the Stockholder of its obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

9. Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

10. Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on each Stockholder, the SPAC, Pubco and the Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

11. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

12. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

13. Governing Law; Jurisdiction; Jury Trial Waiver. Section 10.7 and Section 10.9 of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Support Agreement.

14. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 10.10 of the Merger Agreement to the applicable party, with respect to the Company, Pubco and SPAC, at the address set forth in Section 10.10 of the Merger Agreement, and, with respect to each Stockholder, at its address set forth on Exhibit A.

15. Termination. This Support Agreement shall terminate on the earlier of the Closing or the termination of the Merger Agreement. No such termination shall relieve any Stockholder, SPAC, Pubco or the Company from any liability resulting from a breach of this Support Agreement occurring prior to such termination.

16. Adjustment for Stock Split. If, and as often as, there are any changes in the SPAC or the Stockholder Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to each Stockholder, SPAC, the Company, Pubco, the Stockholder Shares as so changed.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CH AUTO INC.

By:	/s/Qun Lu
Name:	Qun Lu
Title:	Sole Director

CH-AUTO TECHNOLOGY CORPORATION LTD.

By:	/s/Qun Lu
Name:	Qun Lu
Title:	Chief Executive Officer

mountain crest ACQUISITION CORP. iV

By:	/s/Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MOUNTAIN CREST HOLDINGS IV LLC

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Managing Member

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NELSON HAIGHT

/s/ Nelson Haight

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TODD MILBOURN

/s/ Todd Milbourn

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WENHUA ZHANG

/s/ Wenhua Zhang

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Exhibit A

Stockholders

[Intentionally Omitted]

A-1